Accountant's Report on Internal Control

Board of Directors and Shareholders
Permanent Portfolio Family of Funds, Inc.
Petaluma, California

In planning and  performing our audits of the financial  statements of Permanent
Portfolio  Family  of  Funds,  Inc.  (comprising,  respectively,  the  Permanent
Portfolio,  the Treasury Bill  Portfolio,  the Versatile  Bond Portfolio and the
Aggressive Growth Portfolio), for the year ended January 31, 2001, we considered
its  internal   control   structure,   including   procedures  for  safeguarding
securities,  in order to determine  our auditing  procedures  for the purpose of expressing  our  opinion  on the  financial  statements  and to comply  with the requirements  of Form N-SAR,  not to provide  assurance on the internal  control structure.

The management of Permanent  Portfolio Family of Funds,  Inc. is responsible for establishing and maintaining an internal control  structure.  In fulfilling this responsibility,  estimates and  judgements by management  are required to assess the expected benefits and related costs of internal control  structure  policies and procedures.  Two of the objectives of an internal  control  structure are to provide management with reasonable, but not absolute,  assurance that assets are safeguarded  against  loss  from  unauthorized  use  or  disposition,  and  that transactions  are executed in accordance  with  management's  authorization  and recorded  properly to permit  preparation of financial  statements in conformity with generally accepted accounting principles.

Because of inherent  limitations in any internal  control  structure,  errors or irregularities may occur and not be detected. Also, projection of any evaluation of the  structure  to future  periods  is subject to the risk that it may become inadequate  because of changes in  conditions or that the  effectiveness  of the design and operation may deteriorate.

Our  consideration  of the  internal  control  structure  would not  necessarily disclose all matters in the internal  control  structure  that might be material weaknesses  under standards  established by the American  Institute of Certified
Public  Accountants.  A material  weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively  low level the risk that errors or  irregularities  in amounts that would be  material in relation to the  financial  statements  being  audited may occur and not be  detected  within a timely  period by  employees  in the normal course of performing  their  assigned  functions.  However,  we noted no matters involving the internal control structure,  including procedures for safeguarding securities,  that we consider to be material weaknesses, as defined above, as of
January 31, 2001.

This report is intended solely for the information and use of management and the
Securities  and  Exchange  Commission,  and  should  not be used  for any  other purpose.

Tait, Weller and Baker

Philadelphia, Pennsylvania
March 2, 2001